UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 14, 2006

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05      Costs Associated with Exit or Disposal Activities

On September 15, 2006, Marsh & McLennan Companies, Inc. (“MMC”) announced a series of actions designed to enhance operational efficiencies and improve profitability. These actions comprise MMC-wide initiatives in the areas of information technology infrastructure, real estate and corporate functions, as well as targeted profit enhancement initiatives and business process and organizational improvements at the operating company level. MMC expects the announced actions to yield annualized expense savings of approximately $350 million by the end of 2008. MMC expects to incur net charges of approximately $225 million through the end of 2008 as it implements the announced actions. A copy of MMC’s press release, dated September 15, 2006, with respect to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The types and estimated amounts of the net charges relating to MMC’s announced actions are as follows:

•	Severance and related charges of approximately $105 million;

•	Other implementation costs of approximately $90 million, which include costs for professional services, moving and relocation expenses and contract termination costs;

•

Accelerated amortization charges of approximately $50 million, primarily related to (i) certain leasehold improvements to floor space which MMC intends to vacate in its Manhattan headquarters building and (ii) certain information technology infrastructure which MMC intends to replace; and

•

A net credit of approximately $20 million related to the disposal of real estate, which includes MMC’s expected gain on the sale of condominium interests in certain floors at its Manhattan headquarters building, partly offset by MMC’s future rent expense on non-cancelable leases, net of estimated future sub-lease income.

Net cash outflows of approximately $175 million are expected to result from the anticipated charges described above.

The amounts of anticipated annualized savings, accounting charges and cash outflows referred to above and in the attached press release are estimates, and are subject to change as the announced actions and their timing are finalized. The statements above and in the attached press release concerning anticipated annualized savings, accounting charges and cash outflows are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, and actual amounts may differ from MMC’s current estimates. In this regard, please see the forward-looking statements disclosure contained in the attached press release.

Item 8.01      Other Events

On September 19, 2006, MMC issued a press release relating to its subsidiary Putnam Investments. A copy of that press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued by Marsh & McLennan Companies, Inc. on September 15, 2006

99.2	Press release issued by Marsh & McLennan Companies, Inc. on September 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato
Name:	Luciana Fato
Title:	Deputy General Counsel-Corporate & Corporate Secretary

Date:	September 20, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release issued by Marsh & McLennan Companies, Inc. on September 15, 2006

99.2	Press release issued by Marsh & McLennan Companies, Inc. on September 19, 2006

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